UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 16, 2005

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-15345                  25-1391475
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


           2441 Viscount Row                                            32809
            Orlando, Florida                                          (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (407) 855-5500

         (Former name or former address, if changed since last report.)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item  2.04 Triggering Events That Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company used a portion of the proceeds from the warrant exercises described below to satisfy the $750,000 over-advance with Textron Financial Corporation ("Textron"), as first reported on Form 8-K dated April 29, 2005. As further reported on Form 8-K dated June 3, 2005, the Fourth Amendment and Waiver to the Textron Loan Agreement, among other things, provided the terms and conditions upon which the Company was permitted to incur a $750,000 over-advance under its $7,500,000 revolving credit facility with Textron ("Textron Loan"). In connection with the satisfaction of the over-advance, the Company agreed to terminate immediately Textron's obligation to permit any over-advances under the Textron Loan, which obligation was to expire on July 31, 2005. With the termination of the over-advance facility, the interest rate on the Textron Loan returned to its prior level of Prime plus 1.75% (7.5% as of June 20, 2005). The Textron Loan matures and all amounts are due and payable in full on May 26, 2006, unless extended by mutual consent between the Company and Textron.

Section 3 - Securities and Trading Market

Item 3.02  Unregistered Sales of Equity Securities.

On June 16, 2005, the Company received proceeds in the amount of $1,729,000 from the purchase of 1,630,000 shares of the Company's common stock as a result of the exercise of warrants held by three warrant holders, as further detailed below. 630,000 of these shares were included in currently effective Form S-3 registration statements.

In accordance with a warrant agreement dated April 10, 2003, the Company issued to Mr. Frederick DeLuca a warrant to purchase up to 100,000 shares of common stock of the Company at an exercise price of $1.70 per share. Additionally, in accordance with a warrant agreement dated October 6, 2004, the Company issued to Mr. DeLuca a warrant to purchase up to 500,000 shares of common stock of the Company at an exercise price of $1.15 per share. Subsequently, the Company agreed to reduce the per share exercise price on these warrants to $1.36 and $0.92, respectively, in order to induce Mr. DeLuca to exercise his warrants. All of the warrants were exercised on June 16, 2005 for total proceeds of $596,000.

On each of April 24, 2003 and October 6, 2004, BH Capital Investments, LP and Excalibur Limited Partnership each received warrants to purchase up to 250,000 shares of common stock at an exercise price of $2.00 per share. Also, Excalibur Limited Partnership received a warrant to purchase up to 30,000 shares at an exercise price of $2.05 per share on June 26, 2002. Subsequently, the Company agreed to reduce the per share exercise price on all such warrants to $1.10 in order to induce BH Capital Investments, LP and Excalibur Limited Partnership to exercise their warrants. All of the warrants were exercised on June 16, 2005 for total proceeds of $1,133,000.

The Company used a portion of the proceeds from the warrant exercises to satisfy the $750,000 over-advance provided by Textron under the Fourth Amendment and Waiver to the Textron Loan Agreement, as previously reported on Form 8-K dated June 3, 2005. The remaining proceeds from the warrant exercises will be used for working capital purposes as needed in the future.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

      10.17 Fourth Amendment to Loan and Security Agreement dated June 3, 2005 between Galaxy Nutritional Foods, Inc. and Textron Financial Corporation (Filed herewith).

      10.18 Letter Agreement dated June 17, 2005 between Galaxy Nutritional Foods, Inc. and Textron Financial Corporation (Filed herewith).


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             GALAXY NUTRITIONAL FOODS, INC.


June 22, 2005                                By: /s/ Salvatore J. Furnari
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                                             Name: Salvatore J. Furnari
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                                             Title: Chief Financial Officer
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